UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 15, 2008

MEADE INSTRUMENTS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22183	95-2988062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Oak Canyon Irvine, California		92618-5200
(Address of principal executive offices)		(Zip Code)

(949) 451-1450

Registrant’s telephone number, including area code

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2008, as approved by the Compensation Committee of the Board of Directors, Meade Instruments Corp. (“Meade” or the “Company”) entered into First Amendments to the Executive Retention Agreements (collectively, the “Agreements,” and each (“Agreement”) dated January 10, 2008 with each of the Company’s two executive officers; specifically, Mr. Steven L. Muellner, the Company’s President and Chief Executive Officer and Mr. Paul E. Ross, the Company’s Senior Vice President – Finance and Chief Financial Officer (collectively, the “Executives,” and each an “Executive”).  The Amendment extends the terms of the Agreements through March 31, 2009.

A copy of the First Amendments to the Executive Retention Agreements between the Company and Messrs. Muellner and Ross, are attached hereto as Exhibits 10.114 and 10.115, respectively, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Title or Description

10.114	First Amendment to the Executive Retention Agreement, dated as of November 15, 2008, by and between the Company and Mr. Steven L. Muellner.

10.115	First Amendment to the Executive Retention Agreement, dated as of November 15, 2008, by and between the Company and Mr. Paul E. Ross.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2008	MEADE INSTRUMENTS CORP.

/s/ Paul E. Ross
Paul E. Ross,
Senior Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

10.114	First Amendment to the Executive Retention Agreement, dated as of November 15, 2008, by and between the Company and Mr. Steven L. Muellner.

10.115	First Amendment to the Executive Retention Agreement, dated as of November 15, 2008, by and between the Company and Mr. Paul E. Ross.